Exhibit 21.1

Subsidiary List

As of March 30, 2022

]
Name	Jurisdiction of Incorporation
RH Belgium BV	Belgium
Restoration Hardware Canada, Inc.	British Columbia, Canada
RH F&B Operations Canada, Inc.	British Columbia, Canada
RH CA Hospitality, LLC	California
RH Corte Madera F&B, LLC	California
RH Palo Alto F&B, LLC	California
RH San Francisco F&B, LLC	California
RH Yountville F&B, LLC	California
The Michaels Furniture Company, Inc.	California
DCO LA, LLC	California
RH Aspen Guesthouse F&B, LLC	Colorado
RH Aspen Guesthouse, LLC	Colorado
RH F&B Colorado, LLC	Colorado
319 Red Mountain, LLC	Delaware
500 W Hopkins Avenue, LLC	Delaware
6696 Finnell Rd LLC	Delaware
Angel Venture 1, LLC	Delaware
Angel Venture 2, LLC	Delaware
Design Investors WW Acquisition Company, LLC	Delaware
Dmitriy & Company LLC	Delaware
FLDG, LLC	Delaware
Hierarchy, LLC	Delaware
Jeup, LLC	Delaware
Luxury Bath for Less, LLC	Delaware
Orange Place Development, LLC	Delaware
Restoration Hardware, Inc.	Delaware
RH Architecture & Design, Inc.	Delaware
RH Build & Design, Inc.	Delaware
RH Build, Inc.	Delaware
RH F&B Operations, Inc.	Delaware
RH Global Holdings, Inc.	Delaware
RH Global Real Estate, Inc.	Delaware
RH Jewel, LLC	Delaware
RH Operations, Inc.	Delaware
RH US, LLC	Delaware
RH Yountville, Inc.	Delaware
RHM, LLC	Delaware
Waterworks Holdings, Inc.	Delaware
Waterworks IP Co., LLC	Delaware
Waterworks Operating Co., LLC	Delaware
Woodward Development, LLC	Delaware
RH England Limited	England/Wales
RH London Gallery Limited	England/Wales
Waterworks Operating Company UK Ltd	England/Wales
RH F&B Florida, LLC	Florida
RH Jacksonville F&B, LLC	Florida
RH Tampa F&B, LLC	Florida
RH Paris SAS	France
RH F&B Georgia, LLC	Georgia
RH Germany GmbH	Germany

Restoration Hardware International Limited	Hong Kong
RH F&B Illinois, LLC	Illinois
RH Oak Brook F&B, LLC	Illinois
RH Milan S.r.l.	Italy
RH F&B Kansas, LLC	Kansas
RH Malta Operations Limited	Malta
RH Sail Limited	Malta
RHG Management, LLC	Maryland
RH F&B Michigan, LLC	Michigan
RH F&B Minnesota, LLC	Minnesota
RH Netherlands BV	Netherlands
RH F&B Nevada, LLC	Nevada
Madison Avenue Urban Renewal LLC	New Jersey
RH F&B New Jersey, LLC	New Jersey
RH NY Guesthouse F&B, LLC	New York
RH NY Guesthouse, LLC	New York
RH NY Hospitality, LLC	New York
RH NY MP F&B, LLC	New York
RH F&B North Carolina, LLC	North Carolina
RH Cleveland F&B, LLC	Ohio
RH F&B Ohio, LLC	Ohio
Restoration Hardware Trading (Shanghai) Company Limited	People’s Republic of China
RH Madrid Gallery Operations, S.L.U.	Spain
RH Geneva S.à.r.l.	Switzerland
RH Davidson F&B, LLC	Tennessee
RH F&B Tennessee, LLC	Tennessee
RH Nashville F&B, LLC	Tennessee
RH Austin F&B, LLC	Texas
RH F&B Knox Street, LLC	Texas
RH F&B Texas, LLC	Texas
RH F&B Washington, LLC	Washington